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                                                                    Exhibit 3(a)

                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

- THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

- FIRST: The name of the limited partnership is Panhandle Eastern Pipe Line Company, LP.

- SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington.

      The name of the Registered Agent at such address is The Corporation Trust Company.

-     THIRD: The name and mailing address of the general partner is as follows:

      Southern Union Panhandle LLC
      One PEI Center
      Wilkes-Barre PA 18711

- FOURTH: The effective date of this Certificate of Limited Partnership is June 30, 2004.

- IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Panhandle Eastern Pipe Line Company, LP, as of June 29, 2004.

                                          SOUTHERN UNION PANHANDLE LLC,
                                          a Delaware limited liability company,
                                          its General Partner

                                          By: /s/ David J. Kvapil
                                              --------------------------------
                                              Name:
                                              Title: